As filed with the Securities and Exchange Commission on March 19, 2008
Registration No. 333-135751

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1040	84-0800747
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

14142 Denver West Parkway, Suite 250 Golden, Colorado 80401 (303) 278-8464 (Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James K. B. Hesketh
President and Chief Executive Officer
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(303) 278-8464
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Richard J. Mattera, Esq.
Hogan & Hartson LLP
1200 Seventeenth Street, Suite 1500
Denver, Colorado 80202
(303) 899-7300

EXPLANATORY NOTE

The Registration Statement on Form S-8 (Registration No. 333-135751) (the "Registration Statement") of Canyon Resources Corporation ("Canyon"), pertaining to the registration of certain securities of Canyon issuable to eligible employees of Canyon under the Canyon Resources Corporation 2006 Omnibus Equity Incentive Plan (the "Share Plan"), to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on July 13, 2006.

On March 18, 2008, the merger (the "Merger") of Arizona Acquisition Ltd. with and into Canyon was consummated pursuant to the Agreement and Plan of Merger dated November 16, 2007 by and among Atna Resources Ltd. (“Atna”), Canyon and Atna Acquisition Ltd. (the “Merger Agreement”). At the effective time of the Merger, among other things, each Award (as defined in the Share Plan) outstanding at the effective time of the Merger previously awarded under the Share Plan was automatically cancelled and terminated in accordance with the terms and conditions of the Merger Agreement.

No further securities will be offered, sold, or awarded under the Share Plan or Awards after the effective time of the Merger. In accordance with an undertaking made by Canyon in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities offered pursuant to the Registration Statement which remain unsold at the termination of the offering, Canyon hereby removes from registration all securities registered under the Registration Statement which remain unsold as of March 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on this 19th day of March, 2008.

CANYON RESOURCES CORPORATION.

By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on by the following persons in the capacities and on the dates indicated:

Signature	Capacity in Which Signed	Date

*	President and Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2008
James K. B. Hesketh

/s/ David P. Suleski	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2008
David P. Suleski

*	Director	March 19, 2008
Leland O. Erdahl

*	Director	March 19, 2008
David K. Fagin

*	Director	March 19, 2008
Ronald D. Parker

*By:	/s/ David P. Suleski
David P. Suleski, Attorney-in-Fact